UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of the

Securities Exchange Act of 1934

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First Community Bank Corporation of America

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2009

To our Shareholders:

We are pleased to invite you to the 2009 Annual Meeting of Shareholders of First Community Bank Corporation of America to be held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782, on Monday, May 18, 2009 at 5:00 p.m., local time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. The directors and officers of First Community Bank Corporation of America, as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to respond to your questions. During the informal portion of the Annual Meeting, we plan to address the effect the downturn in the Florida real estate market had on our performance in 2008, as well as discuss the steps we intend to take to address the challenges of 2009, as we work our way through this very difficult economic environment.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares in one of three ways:

1.	by mail, just complete and sign the enclosed Proxy Card;

2.	by telephone, call Toll-Free on a Touch-Tone Phone, 1-866-849-8131; or

3.	by Internet at https://www.proxyvotenow.com/fcfl

Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all of the employees of First Community Bank Corporation of America, we look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Kenneth P. Cherven
Kenneth P. Cherven
President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2009

The 2009 Annual Meeting of Shareholders (“Annual Meeting”) of First Community Bank Corporation of America (“First Community”) is to be held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782 on May 18, 2009, beginning at 5:00 p.m., local time. Shareholders are being asked to consider and vote on the following items:

Proposal 1	—	To fix the number of directors to serve on the Board for the ensuing year at eleven;

Proposal 2	—	The election of eight members of the Board of Directors, each for a one-year term;

Proposal 3	—	An advisory vote on the compensation of named executive officers;

Proposal 4	—	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1, 2, or 3; and

To transact any other business that properly comes before the Annual Meeting, or at any adjournment thereof.

All holders of record of shares of First Community at the close of business on March 13, 2009, are entitled to vote at the Annual Meeting, or at any adjournments thereof.

By Order of the Board of Directors,

/s/ Kenneth P. Cherven
Kenneth P. Cherven
President and Chief Executive Officer

Pinellas Park, Florida

April 6, 2009

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 13, 2009, in connection with the solicitation of proxies by the Board of Directors of First Community Bank Corporation of America (“First Community”) for the 2009 Annual Meeting of Shareholders (“Annual Meeting”). Included with this Proxy Statement is our Form 10-K, which contains the consolidated financial statements for the fiscal year ended December 31, 2008. The Proxy Statement and Form 10-K are first being mailed to shareholders on or about April 6, 2009.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. You may also vote by proxy via Telephone or Internet. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

In order for us to have a quorum present to convene the Annual Meeting, it is important that your proxy be voted promptly.

What is the date, time and place of the Annual Meeting?

•	Monday, May 18, 2009

•	5:00 p.m.

•	First Community’s headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2009.

A copy of this proxy statement and of First Community’s Annual Report on Form 10-K are also available to shareholders via the Internet at https://www.sendd.com/EZProxy/?project_id=99.

What matters are being considered and what is the recommendation of our Board?

The Board recommends that you vote:

•	FOR–Proposal 1 – to fix the number of directors to serve on the Board for the ensuing year at eleven;

•	FOR–Proposal 2 – the election of eight director nominees;

•	FOR–Proposal 3 – an advisory vote on the compensation of named executive officers;

•	FOR–Proposal 4 – the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing matters.

If you do not indicate a preference on your proxy card, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

VOTING PROCEDURES

Who is entitled to vote at our Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on March 13, 2009, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum. On the record date, there were 4,151,431 shares of First Community’s common stock outstanding and eligible to vote at our Annual Meeting.

What are the voting rights of our shareholders?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Since there are eight individuals running for a like number of director seats, as long as each director receives one vote and there is a quorum for the Annual Meeting, the director nominees will be elected. Our Bylaws do not have a majority vote requirement and provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held.

Shares Held of Record. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares in one of three ways: (1) by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope; (2) by telephoning toll free 1-866-849-8131 on a touch-tone phone; or (3) via the Internet at https://www.proxyvotenow.com/fcfl.

Shares Held in Brokerage Accounts. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal 3, an advisory vote on the compensation of named executive officers is considered a non-routine matter. We encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, by voting again either by phone or Internet, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

Who are the largest owners of our stock?

There are no shareholders known to us to be the beneficial owners of 5% or more of the outstanding shares of First Community common stock as of the record date, other than members of management as disclosed in the table on page 10.

CORPORATE GOVERNANCE

The Securities and Exchange Commission and the Nasdaq stock market (“NASDAQ”) have regulations and listing requirements that govern the corporate practices of NASDAQ listed companies such as First Community. Our Board of Directors has determined that a majority of our directors are independent in accordance with the standards of the Securities and Exchange Commission and NASDAQ Capital Market.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considered any transactions and relationships between the director (and any member of his or her immediate family or affiliates) and First Community (and its subsidiaries and affiliates). Our Board of Directors also examined any transactions and relationships between directors and their affiliates and members of our senior management team and any member of their immediate family or affiliates. Since banking is a significant portion of our business, our Board of Directors determined that a director’s independence is not affected where there is a loan between a subsidiary bank and the director, and that loan is performing in accordance with its contractual terms and has not been adversely classified or specially mentioned by any bank examiners.

BOARD AND COMMITTEES

First Community’s Board of Directors is composed of: Brad Bishop, Kenneth P. Cherven, Kenneth Delarbre, Kenneth Faliero, James Macaluso, David K. Meehan, Robert G. Menke and Robert M. Menke. Our former director, Edwin C. Hussemann, passed away in February 2009 and the Board will not fill his vacant position at this time, but will have eight directors for 2009. The Bylaws of First Community currently provide for 11 directors. During the ensuing year, the Board of Directors could add up to three directors to the Board if it chose to do so. The Board of Directors at the present time has not identified qualified individuals to fill those seats.

First Community’s Board of Directors has five standing committees: the Audit Committee, Compensation Committee, Nominating Committee, Executive Committee, and the Corporate Governance Committee. The Board of Directors meets monthly. No director attended fewer than 75% of the Board and Committee Meetings in which he was eligible to participate in 2008. Directors receive $600 per meeting, with no additional fee paid to the Chairman. Committee members are compensated $300 per Board Committee meeting attended except for the Audit Committee. Members of the Audit Committee receive $600 per meeting attended, with the Chairman receiving $800 per meeting. Chief Executive Officer and President Kenneth P. Cherven doe not receive any fees for his service on Committees.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

The Board of Directors of First Community Bank of America (“First Community Bank”) is divided into two committees: Asset/Liability and the Loan Committee. All members of First Community Bank’s Board of Directors serve on the Loan Committee. Members of the Asset/Liability Committee receive $300 per meeting attended, and Members of the Board receive $150 per Loan Committee meeting attended. No additional fees are paid to their respective Chairmen.

Board members of First Community Bank receive $600 per meeting attended, with the Chairman receiving $800 per meeting. The Bank also has Regional Boards for its Pinellas County, Pasco County, Hillsborough County and Charlotte County markets. Regional Board members receive $300 per meeting, with no additional fees paid to their respective Chairmen. Regional Board members for Pasco County received no fees in 2008.

The composition of and number of meetings held by each committee of First Community in 2008 is reflected in the following table:

Board Member	Audit	Nominating	Executive	Corporate Governance	Compensation
Kenneth P. Cherven			X	X
Brad Bishop	X	X	X	X	X
Kenneth Delarbre	Chair	X			X
Edwin C. Hussemann	X
Kenneth F. Faliero	X	X			X
James Macaluso	X	Chair	X		X
David K. Meehan			X	Chair
Robert G. Menke				X
Robert M. Menke			Chair		Chair
Meetings in 2008	4	1	0	1	2

The Board Committees were established in 2003, following our listing on the NASDAQ SmallCap market, now known as the “NASDAQ Capital Market”. The Board Committees and their responsibilities are as follows:

The Audit Committee’s responsibilities are outlined in its Charter, which was included in the 2007 Proxy Statement as Exhibit 1. The composition of the Audit Committee was examined during the year by the Board of Directors in light of the NASDAQ Capital Market and Securities Exchange Commission rules requiring that all members of the Audit Committee be “independent directors”. Based upon this examination, the Board determined that all of the members of our Audit Committee qualify as “independent directors” within the meaning of these rules. Director Kenneth Delarbre, a CPA with extensive bank management and auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities Exchange Commission Rules. Accordingly, the Board has designated him to hold that position. Please see the Report of the Audit committee on page 5 of this Proxy Statement.

The Nominating Committee meets as needed and is responsible for recommending the number of directors to serve for the ensuing period, recommending the number of directors to be elected by the shareholders, and for selecting the management nominees for election as directors. Non-management directors are considered for nomination by the full Board. The Nominating Committee’s responsibilities are outlined in its Charter, which was included in the 2007 Proxy Statement as Exhibit 2. The members are “independent” under the listing standards contained in the NASDAQ Capital Market rules. First Community does not have any procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis.

The Executive Committee meets as needed and has all the authority of the Board of Directors when the Board of Directors is not in session, except as specially limited by the Board or the Florida Statutes. The Executive Committee is responsible for reviewing performance incentives, stock options, and strategic business planning. The Executive Committee does not operate pursuant to a Charter.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

The Corporate Governance Committee meets at least annually and is responsible for overseeing NASDAQ’s Corporate Governance rules, evaluating director performance, and overseeing the Ethics Policy and the Whistleblower Policy. The Corporate Governance Committee’s responsibilities are outlined in its Charter, which was included in the 2007 Proxy Statement as Exhibit 3.

The Compensation Committee reviews and serves with regard to compensation and personnel policies, programs and plans, including management development and succession, and to approve executive compensation and employee benefit programs. The members are “independent” under the listing standards contained in the NASDAQ Capital Market rules. The Compensation Committee’s responsibilities are outlined in its Charter, which was included in the 2008 Proxy Statement as Exhibit A. For further information regarding the Compensation Committee, please see Executive Compensation and the Compensation Committee Report found elsewhere in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are primarily focused on three areas:

•

The adequacy of the internal controls and financial reporting process of First Community and First Community Bank (collectively the “Company”) and the reliability of the Company financial statements. The performance of the Company internal auditors and the independence and performance of the Company independent auditors.

•	The Company’s compliance with legal and regulatory requirements.

The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees and independence from management.

The Audit Committee met with management periodically to consider the adequacy of the Company internal controls and the objectivity of their financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel.

The Audit Committee meets regularly with the independent auditors without the presence of management. The independent auditors have unrestricted access to the Audit Committee.

Management has primary responsibility for the Company financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit Committee’s attention.

This year, the Audit Committee reviewed the Company audited financial statements as of and for the fiscal year ended December 31, 2008, and met with both management and the Company independent auditors to discuss those financial statements. Management has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with its independent auditors, Hacker, Johnson & Smith, P.A., the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. These items relate to that firm’s independence from the Company. The Audit Committee also discussed with Hacker, Johnson & Smith, P.A., any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit Committees).

Based on these reviews and discussions, the members of the Audit Committee (Chairman Kenneth Delarbre, and Directors Brad Bishop, Kenneth Faliero, and James Macaluso) submitted their report and recommended to the Board that the Company’s audited financial statements be included in First Community’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

PROPOSAL 1 - SETTING THE NUMBER OF BOARD SEATS FOR THE ENSUING

YEAR TO ELEVEN

Our Bylaws require that the Board of Directors consist of not less than one nor more than fifteen members. The Board of Directors is presently comprised of eight members all of whom have been nominated by the Board to stand for reelection at the Annual Meeting. Directors are each elected for a one-year term and serve until their successors are elected and installed. Our Bylaws also provide that our shareholders shall determine at the Annual Meeting the number of directorships for the ensuing year and that such number may be greater than the actual number of directors to be elected at the Annual Meeting. Any vacancies thus created may be filled during the year by the Board of Directors at their discretion, to hold office until the next Annual Meeting of shareholders.

The Board of Directors believes that the current regulatory and business climate requires additional flexibility in order to take advantage of qualified independent individuals who may become interested and available to serve on our Board of Directors. The Nasdaq rules regarding the establishment of a number of Board Committees and the independence rules of the Securities and Exchange Commission, as well as Nasdaq, from a practical standpoint, dictate that the First Community Board be somewhat larger than its current eight members. The Board of Directors believes that eleven directors would be an effective number, but at the present time, has not identified qualified individuals to fill those seats.

The appointment of up to three additional directors to the Board of Directors during the ensuing year would be entirely in the discretion of the current Board. They would have the ability to appoint persons for whom you or the other shareholders might not otherwise have voted. Shareholders will, however, have the opportunity to vote on any new directors appointed to the Board at the next Annual Meeting should they be re-nominated.

The Board of Directors has carefully considered the potential adverse effects of this Proposal, and has unanimously concluded that any such risk is substantially outweighed by the increased flexibility and competitive advantage which the Proposal will afford First Community and its shareholders.

The Board of Directors Recommends that the Shareholders

Vote “For” Setting the Number of Board Seats for the Ensuing Year to Eleven.

PROPOSAL 2 - ELECTION OF DIRECTORS

The eight nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

Information relating to the business experience and age of each director nominee is set forth in the table on the following pages. We have also included the same information for non-director executive officers.

Nominee	Age	Business Experience	Director Since
Brad Bishop	66	Mr. Bishop has also served as a Director of First Community Bank since April 2005, and serves as Chairman of the Bank’s Charlotte County Region. Mr. Bishop is originally from Shelbyville, Indiana and has been a resident of Charlotte County and Southwest Florida since 1960. Mr. Bishop graduated from Florida State University and spent 26 years in the banking business, including 16 years as CEO and President of the Port Charlotte Bank and Trust Company which became the SunTrust Bank of Charlotte County. He has been active in the Florida Bankers Association, Bank Administration Institute, and the American Bankers Association, as well as many local charities and	2005

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Nominee	Age	Business Experience	Director Since
		civic organizations. Mr. Bishop has been with RE/Max Harbor Realty since 1995 as a Commercial Realtor, where he has remained active in both commercial and residential sales. He holds a Florida General Contractors license and is currently a partner of the new professional center called Central Park that is located in Port Charlotte. He also is a partner in the Riverside RV Resort and Campground which is located on the Peace River.

Kenneth P. Cherven	49	Mr. Cherven is Chief Executive Officer and President, and Director of First Community and is Chief Executive Officer and Director of First Community Bank. Mr. Cherven also serves as an Advisory Director of the Pinellas, Pasco, Charlotte and Hillsborough County Regions. Mr. Cherven has been our Chief Executive Officer and President since July 2000, but has been in banking in Florida since 1981. Mr. Cherven has served as Chief Executive Officer and President of two local and regional banks – first at Gulf Bank where he served from 1989 to 1993 and then at Premier Community Bank, where he served from 1994 to 1999. Mr. Cherven has a MBA degree in Business from the University of Tampa and a Bachelor’s degree in Finance from Florida Southern College. Mr. Cherven is Past Chairman of the Foundation Board of St. Petersburg College, and currently serves on the College’s Advisory Board for the Banking Program, which he was instrumental in establishing. Mr. Cherven was named 2008 Banker of the Year by the Florida Bankers Association.	2000

Kenneth Delarbre	66	Mr. Delarbre has also served as a Director of First Community Bank since November 2004. He is a Certified Public Accountant, initially with the Florida-based firm of Morrison & Delarbre, P.A., in Tampa/Clearwater from 1971 to 1995, and since has been with Kenneth Delarbre & Company, P.A. since 1995 to date. He is the managing shareholder of the Clearwater, Florida office for Kenneth Delarbre & Company, P. A. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). Mr. Delarbre has been in banking in Florida since 1988, serving as Chairman of the Board and Chief Executive Officer of Gulf Bank from 1989 to 1993; as a Director of SouthTrust Bank, N.A. from 1993 to 1999; as an advisory Director of Florida Bank, N.A. from early 2000 to January 2003; as a Director and member of the Audit Committee of Florida Bank, N.A. from February 2003 to December 2003; and as a Director and member of the Audit Committee of Florida Bank, Inc. (the holding company) from January 2004 to July 2004 when the Florida Bank, Inc. was sold to the South Financial Group in South Carolina.	2005

Kenneth F. Faliero	68	Mr. Faliero has also served as a Director of First Community Bank since July, 2007. He is also Chairman of the Bank’s Hillsborough County Region. Mr. Faliero is a retired banker with over 45 years in the industry. He has been in banking in Florida since 1978 having served as Executive Vice President and Chief Operating Officer for Exchange Bank from 1978 to 1983; the bank was sold to NCNB and Mr. Faliero served as Executive Vice President and Regional Executive for West Florida from 1983 to 1984. Mr. Faliero was	2007

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Nominee	Age	Business Experience	Director Since
		Executive Vice President and Regional Executive for Central Florida with Florida National Bank from 1984 to 1988, and served as Executive Vice President and Chief Credit Officer for SouthTrust Bank from 1988 until his retirement in 2005.

James Macaluso	65	Mr. Macaluso has served as a Director of First Community Bank since January, 1999. He is also a Director and Chairman of the Bank’s Pinellas County Region. Since 1991, Mr. Macaluso has been an accountant and President of Macaluso & Company, P.A., in St. Petersburg, Florida. Mr. Macaluso is a former member of the Board of Directors of Marine Bank of St. Petersburg, Florida, where he served for 12 years. At Marine Bank he also served as Chairman of the Audit Committee. Mr. Macaluso is a 1970 graduate of the University of South Florida where he was a member of the Gold Key Honor Society and a member of the Honor Society of Phi Kappa Phi.	1999

David K. Meehan	61	Mr. Meehan is a Director and Vice Chairman of First Community and First Community Bank. He has served in these positions since 1995. Mr. Meehan is also Chairman of the Bank’s Pasco County Region. He joined the organizers of Bankers Insurance Group, Inc. in 1976 as Corporate Secretary and was appointed its President in 1979. He is currently President of Bankers Financial Corporation, and Chairman of the Board and President of Bankers Insurance Company, First Community Insurance Company, and Bankers Life Insurance Company. In 1999, Mr. Meehan was appointed by Florida Governor Jeb Bush as Commissioner of the Florida Fish and Wildlife Conservation Commission. He was reappointed by the Governor in July 2002 to serve another 5-year term. Mr. Meehan has served on the Boards of Governors of the Florida Joint Underwriting Association, the Florida Insurance Council, the Florida Property and Casualty Joint Underwriting Association, Insurance Management Solution Group, Inc. and the Florida Residential Property and Casualty Joint Underwriting Association. Mr. Meehan is also a member of the Florida State University Alumni and Advisory Board, past National Flood Insurance Chairman, and past Chairman and President of the Florida Association of Domestic Insurance Companies.	1995

Robert G. Menke	46	Mr. Menke has also served as a Director of First Community Bank since first elected to that position in 2000. Mr. Menke is the son of Robert M. Menke, our Chairman. He is currently President and co-owner of Riscserv, LLC, an insurance outsourcing and software provider. Prior to that, from 1999 to 2002, Mr. Menke was with Bankers Insurance Group, where he served as Chief Executive Officer and President of P&C Companies. Mr. Menke has an MBA from the University of South Florida.	2000

Robert M. Menke	75	Mr. Menke is Chairman of the Board of First Community and First Community Bank. He has served in these positions since 1995. Mr. Menke founded Bankers Insurance Group in 1976 and, has been its Chairman of the Board since inception. Mr. Menke was honored as “Insurance Man of the Year” in 1986 by the Florida Association of Domestic Insurance Companies. Mr. Menke is also a member of the Property & Casualty Insurance Association of America. He is currently a director of Bankers Financial Corporation, Bankers Specialty Insurance Company, First Community Insurance Company, Bankers Life Insurance Company and Bankers Insurance Company.	1995

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

The Board of Directors Recommends that the Shareholders

Vote “For” the Election of the Eight Director Nominees.

Non-Director Executive Officers of First Community

Name	Age	Business Experience
Stan B. McClelland	57	Mr. McClelland is Chief Financial Officer for First Community. He joined First Community Bank in August 2006 as Chief Financial Officer, and was appointed Chief Financial Officer of First Community in January 2007. From 1998 to August 2006 Mr. McClelland was with Certegy Payment Services as Director of Cost Development, Pricing and Finance. Prior to that he served 19 years as Finance Officer with Barnett Banks, Inc. and the former NCNB National Bank /nka Bank of America. Mr. McClelland has a Bachelor’s degree in Business Management from North Carolina State University.

Non-Director Executive Officers of First Community Bank
Name	Age	Business Experience
Scott C. Boyle	54	Mr. Boyle is Regional President of Pinellas County. Mr. Boyle has served in that capacity since January 1999. Mr. Boyle has worked in banking in Florida since 1977. From June 1990 to January 1999, Mr. Boyle was with First Central Bank in St. Petersburg, Florida, as Senior Vice President-Commercial Lending. Mr. Boyle has a Bachelor’s degree in Business and Finance from the University of Florida and is a graduate of the School of Banking of the South at LSU. Mr. Boyle is an officer of the Kiwanis Club of St. Petersburg, is an active member of the St. Petersburg Chamber of Commerce and the Suncoasters, and serves as Chairman of Neighborhood Lending Partners of West Florida, Inc., a lending consortium providing low-moderate income housing units throughout Florida.

Ralph W. Cumbee	52	Mr. Cumbee is Regional President of Pasco County. He has served in that capacity since June 2006. Mr. Cumbee has worked in banking since 1987. From December 1993 to June 2006, Mr. Cumbee was with the First National Bank of Pasco as Executive Vice President and Chief Lending Officer. Mr. Cumbee has a Bachelor’s degree in Finance from the University of South Florida, and is a graduate of the Graduate School of Banking of the South at LSU. He also holds a Professional Masters of Banking from the Executive Banking Institute. Mr. Cumbee is a Board member of Workforce Housing Ventures, a non-profit focused on providing affordable housing, and serves as Vice-Chair. He is also the Scout Master of Troop 402 and is active in the Dade City Rotary Club, and Dade City Chamber of Commerce.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Name	Age	Business Experience
Ronald R. Monck	57	Mr. Monck is Regional President of Charlotte County. He joined First Community Bank in January 2008 as Senior Vice President and was appointed Regional President in January 2009. Mr. Monck has worked in banking since 1972. From 1983 to 1998, Mr. Monck served in several management positions with Barnett Bank. From 1998 to January 2008, he served as Senior Vice President/Punta Gorda Executive with Charlotte State Bank. Mr. Monck attended Lake Superior State College in Michigan, and is a graduate of the Northern Michigan University School of Banking and the American Bankers Association National Commercial Lending School. Mr. Monck is active in the Punta Gorda Chamber of Commerce and serves as Chairman of the Charlotte Community Foundation.

Clifton E. Tufts	48	Mr. Tufts is Executive Vice President and has served in that position since February 2003. From 1998 to 2002, he served as Senior Vice President and then Executive Vice President of Premier Community Bank of Florida. Mr. Tufts also served as Head of the Association Services Division for Premier’s holding company, P.C.B. Bancorp, Inc. Mr. Tufts is a graduate of Stetson University and has a BBA degree in Accounting. He is a Certified Public Accountant in the State of Florida and is a graduate of both the Florida School of Banking and the Graduate School of Banking at LSU.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding our directors and executive officers and the only persons known to us to be the beneficial owners of five percent or more of the outstanding shares of First Community as of the record date. The beneficial ownership was determined based on Securities Exchange Commission rules and regulations. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power, and shares which the person has the right to acquire within 60 days.

Directors and Executive Officers	Number of Common Shares Owned (1)		Right to Acquire (2)	% of Beneficial Ownership(3)
Brad Bishop	10,974	(4)	0	*
Scott C. Boyle	67,182	(5)	15,505	1.98%
Kenneth P. Cherven	80,618		115,764	4.60%
Ralph W. Cumbee	2,625		6,300	*
Kenneth Delarbre	38,797	(6)	0	*
Kenneth Faliero	2,000		0	*
James Macaluso	114,415	(7)	41,344	3.71%
Stan B. McClelland	1,600		6,300	*
David K. Meehan	16,328	(8)	0	*
Robert G. Menke	9,056		0	*
Robert M. Menke	1,576,576	(9)	0	37.98%
Ronald R. Monck	0		1,000	*
Clifton E. Tufts	23,768	(10)	55,914	1.89%

All officers and directors as a group (13) persons.	1,943,939		242,127	49.76%

(Footnotes to follow on next page)

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

*	Less than 1%
(1)	Includes shares for which the named person:

•	has sole voting and investment power;

•	has shared voting and investment power with a spouse, or;

•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Includes shares that may be acquired by exercising stock options and/or warrants exercisable within 60 days.
(3)

Under the rules of the Securities Exchange Commission, the determinations of “beneficial ownership” is defined under Rule 13d-3 of the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Mr. Bishop’s shares include 3,150 held by his spouse.
(5)	Includes 787 shares controlled by Mr. Boyle for his son.
(6)	Includes 20,671 shares held by Delarbre & Co., which is controlled by Mr. Delarbre and 4,961 shares owned by his wife.
(7)	Of Mr. Macaluso’s holdings, 26,353 shares are owned by the W.J. Trust. Mr. Macaluso serves as Trustee for the Trust. His Family Trusts hold an additional 68,050 of the shares included above.
(8)	Of Mr. Meehan’s shares 12,250 are in the name of his spouse.
(9)

Includes 20,671 shares controlled by Mr. Menke in Bankers Insurance Group, Inc.; 262,580 shares controlled by Mr. Menke in Bankers Insurance Company; 104,343 shares controlled by Mr. Menke in Bankers Life Insurance Company; 165,375 controlled by Mr. Menke in First Community Insurance Company; 810,861 controlled by Mr. Menke in First Community Financial Corporation, which is wholly-owned by Mr. Menke; 10,500 shares controlled by Mr. Menke in Bonded Builders-Texas; 2,625 shares controlled by Mr. Menke in Bonded Builders-NC; and 23,460 shares controlled by Mr. Menke in Bonded Builders Service Corp.

(10)	Includes 3,307 shares held by Mr. Tufts’ spouse and 945 shares held by his children.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Board of Directors’ Compensation Committee (“Committee”) is composed of independent directors, as determined by the NASDAQ listing standards. The Committee is responsible for overseeing the executive and Board compensation programs of First Community and its subsidiary, First Community Bank of America, (collectively the “Company”). The Committee’s responsibilities, as it pertains to executive and director compensation, include:

•	Recommending to the Board the compensation of executive officers and other senior executives of the Company;

•

Ensuring that First Community develops, implements and maintains executive reward systems that are contemporary, competitive, reasonable and motivating of executive performance and contribution to the Company;

•	Performing an annual assessment of the Chief Executive Officer’s performance;

•	Reviewing executive supplemental benefits, retirement benefits and special compensation programs of the Company and, when necessary, recommending changes to the Board;

•	Establishing, reviewing, and amending compensation policies and procedures for the Company;

•	Establishing corporate goals and objectives relevant to the Chief Executive Officer’s compensation;

•	Reviewing and recommending the form and amount of all awards provided to eligible executives based on First Community’s stock plans;

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

•	Establishing, in consultation with First Community’s Chief Executive Officer, a general compensation philosophy for the employees of the Company; and

•	Reviewing and recommending to the Board the form and amount of compensation paid to the Company’s outside directors.

In 2008, the Committee met two times. Meeting minutes and reports were kept and distributed to each member of the Committee, other non-executive officer members of the Board who are not on the Committee, and the Secretary of the Company for records safekeeping.

Objectives and Philosophy

The executive compensation program for First Community is designed to: (i) attract and retain high quality executive officers that are critical to the long-term success of the Company; and (ii) place an amount of each executive officer’s compensation at risk so that he or she is rewarded for contributing towards First Community’s achievement of its short-term business and long-term strategic goals. The Committee determines target base and total direct compensation levels for each of the Company’s executive officers based on several factors, including, but not limited to:

•	The executive officer’s role and responsibilities;

•	The significant and perhaps unexpected business challenges that the executive has faced or is likely to face;

•	The total compensation of executives who perform similar duties at other similar companies;

•	The total compensation for the executive officer during the prior fiscal year;

•	How the executive officer has contributed to the Company’s performance during the prior year; and

•	How the executive officer may contribute to the Company’s future success.

Competition for Qualified Executives

First Community competes for executives in a highly specialized and regulated industry. National, regional, and local financial institutions, along with start up financial institutions, all compete for a limited number of qualified executives located in our Florida “Markets” (defined as Hillsborough, Pinellas, Pasco and Charlotte Counties). The Committee’s goal is to design a compensation program that will attract and retain executive officers by rewarding executive officers for performance in relationship to achievement of corporate and personal performance goals. Ideally, the Committee tries to target the executive’s compensation to generally fall near the market median for comparable positions reflected in the market data if target levels for the performance measures are achieved. “Total direct compensation” is comprised of the base salary, annual incentives, and long-term incentive compensation paid to the executive officers. Compensation pay levels may be above the market median based on the individual’s experience and the Company’s specific needs. The benefits are customary for senior executives of financial institutions in our Markets. To date, annual incentives (i.e., cash bonuses) have been based on the Company’s overall performance and the individual executive officer’s performance for that particular year, as determined (in consultation with the Committee) by the Chief Executive Officer.

The Committee also considers limited benefits and other compensation and amounts payable to executive officers. This other compensation includes retirement benefits and contingent benefits, which may be payable in a situation involving a change in control of First Community. The nature of this other compensation is somewhat different, because it involves compensation that may be paid in the future depending upon the occurrence of certain circumstances.

Long-term compensation is intended both to recognize, over the long-term, services rendered to the Company and to keep our overall pay packages for executives comparable to that of our competitors, so that the Company can attract and retain high quality executive officers. The Company has a supplemental executive retirement plan for our Chief Executive Officer. In addition to the supplemental executive retirement plan, the Company also maintains a 401(k) Plan for its employees. The Committee believes that these plans, in aggregate, are necessary to compete effectively in our Markets.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

As with other financial institutions, First Community provides various other benefits to its executive officers. Many of these, such as health and disability insurance, are provided to most salaried employees on substantially the same basis. In many respects, these benefits have historically been driven by reference to the Company’s past practices, as well as benefits being provided by our competitors in our Markets. First Community also provides other perquisites (country club memberships, leased automobiles, and automobile allowances) to executive officers, depending upon their positions within the Company.

In the event of a change in control, executive officers of financial institutions typically face a great deal of pressure, including uncertainty concerning their own future. Many of First Community’s competitors have provided their executives with change in control or severance agreements and other benefits in the event there are certain terminations of employment within a specified period following a change of control. Such contractual arrangements help assure the executives provide their full attention and cooperation in the negotiation process. The Committee continues to believe these types of agreements remain important to the Company. Presently, First Community has one employment agreement, which is with its Chief Executive Officer and one non-competition agreement with an executive vice president.

Compensation Committee Process and Practices

Consideration of the following year’s total compensation starts at the end of the fourth quarter each year. During the fourth quarter meetings, matters such as changes in Market Data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of salaries, annual incentive targets, long-term incentive compensation awards and plan designs are made at the Committee’s meeting in connection with the Board’s regular meeting in January, shortly after the public release of the prior year’s financial results. At that meeting, the Committee is also able to review prior year performance and the status of prior awards of long-term incentive compensation. The Committee has found that considering these matters in the fourth quarter allows the Committee to not only factor in the prior year’s financial results and the current year’s operating plan, but also to better assess prior year’s compensation. Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings, in cases such as promotions or new hires.

With regard to stock options, the grant dates of the awards are typically the close of business following the next Board meeting after a promotion or hire date.

The Company’s Chief Executive Officer and Chief Financial Officer compile information for the Committee’s consideration for purposes of evaluating existing and proposed compensation packages. First Community’s Chief Executive Officer is involved in making compensation recommendations for executive officers other than himself, which are considered by the Committee.

Total Compensation – Cash and Stock Incentives

First Community’s total compensation consists of five components:

•	Base salary;

•	Cash performance-based annual incentive;

•	Stock options;

•	Deferred Compensation (qualified and nonqualified); and

•	Other Benefits and Perquisites.

Base Salary

When determining base salary, the Committee takes into consideration a number of factors, including market data, prior salary, job responsibilities and changes in job responsibilities, achievement of specified Company goals, individual experience, demonstrated leadership, performance potential, actual performance, and retention considerations. These factors are not weighted or ranked in any particular way.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Annual Incentives

Annual cash incentives are awarded to executive officers based upon their individual performance and the Company’s performance.

In 2008, there were no cash incentives awarded.

Long-Term Incentive Compensation

First Community also provides long-term incentive compensation to executive officers through the Long Term Incentive Plan. The Committee believes stock-based awards help make the financial interests of management consistent with the shareholders’ interest, since the ultimate value of stock-based awards is tied to the value of First Community’s stock.

In 2008, our long-term incentive compensation for executive officers was composed of stock options only.

In general, when granting awards, the Committee took into account the following subjective and objective factors:

•	each executive officer’s level of responsibility;

•	each executive officer’s contributions to First Community’s results;

•	retention considerations; and

•	the practices of other financial institutions in our Markets.

In making a grant, the Committee also considers the Company’s share price, the volatility of the share price and potential dilution. The Committee believes that using First Community stock helps further align the interests of the executive officers and the shareholders by providing the executive officers with an additional equity stake in the Company.

First Community does not have a formal policy regarding ownership of Company stock by its executive officers. Executive officers, however, are encouraged to maintain significant equity stakes in First Community. Similarly, First Community does not have any specific policy relating to the pledging of or hedging of its securities.

Stock Options

In 2008, the Committee granted stock options for 24,688 shares to executive officers, including the Regional Presidents. The grants were based upon each executive officer’s performance for that year, taking into account what the Company’s competitors were providing their executives in its Markets.

The Committee considered the total recommended grant size as compared to outstanding shares and expected dilution. All of the stock option grants in 2008 have had an exercise price equal to the book value of First Community’s common stock on the grant date and typically vest in five equal annual increments, beginning on the first anniversary following the award.

Other Benefits and Perquisites

Our executive officers receive other benefits also available to other employees. For example, we provide executive officers and other salaried employees with health and disability insurance, vacation pay, and sick pay. First Community currently provides a car allowance to the Chief Executive Officer and provides leases to two other executive officers. Executive officers are provided with country club memberships (depending upon their position) and reimbursement of “business development expenses.” The executive officers are responsible for reimbursing the Company for any “social expenses” incurred, except to the extent that they are specifically, directly, and exclusively made in connection with business development dinners and social events with directors, investment bankers and potential bank customers.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Executive Compensation Conditions For Participation in Capital Purchase Program

First Community is participating in the Capital Purchase Program (“CPP”) subdivision of the Troubled Asset Relief Program established by the United States Department of the Treasury (“Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). Under the program, the Treasury purchased shares of senior preferred stock (“Preferred Stock”) and a warrant to purchase common stock (“Warrant”). As a condition of participation, the Treasury requires the adoption of certain standards applicable to executive compensation.

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA significantly amended the executive compensation initiations of EESA. To the extent ARRA conflicts with prior guidance, First Community believes ARRA will take precedence. ARRA has significant implications on the compensation arrangements of institutions, such as the First Community, that have accepted or will accept government funds under CPP. ARRA directs Treasury to establish standards and rules on executive compensation practices of CPP recipients. It is not clear in some provisions of ARRA whether the provisions apply upon ARRA’s enactment into law or whether they will take effect upon the issuance of appropriate guidance and regulations by the Treasury. ARRA’s restrictions will nevertheless apply to First Community, its compensation policies and its executive officers in several ways, including the following:

Bonuses and Incentive Compensation: First Community will generally be prohibited from paying or accruing any bonus, retention award or incentive compensation to its most highly compensated employee. Until the Treasury issues its guidance in the matter, it is not clear precisely which employees will be precluded from receiving bonuses and incentive compensation, other than in the form of restricted stock while the Treasury holds our Preferred Stock.

Golden Parachutes: The CPP imposed limitations on the ability of the Company to make “golden parachute payments” to First Community’s top ten senior executive officers. A golden parachute payment was previously defined under the CPP as a payment on account of an involuntary departure of the executive officer in an amount equal to or more than three times the last annual salary received by the executive prior to termination. ARRA broadens the meaning of the term “golden parachute payment” to include any payment for departure from a company for any reason, except for payments for services performed or benefits accrued.

Clawbacks: CPP required recipients such as First Community to recover any bonus, retention award, or incentive compensation paid to any one of its named executive officers based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate. ARRA expands the “clawback” requirement to apply not only to the named executive officers, but also to the next 20 most highly compensated employees of the First Community.

Anti-Manipulation. ARRA also prohibits any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any of First Community’s employees.

ARRA also affects the following executive compensation policies and practices:

•

First Community’s Chief Executive Officer and Chief Financial Officer must provide a written certification to the SEC compliance with the executive compensation restrictions described in the CPP, as modified by ARRA.

•

The Board must enact a company-wide policy regarding excessive or luxury expenditures. This includes policies on entertainment, events, office and facility renovations, air and other travel and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the normal course of business.

•

For years in which the Treasury owns the our Preferred Stock, we may not claim a deduction on compensation paid to a senior executive officer in excess of the $500,000 compensation deduction limit of Section 162(m)(5) of the Internal Revenue Code. Moreover, the exception for performance based pay not counting against this limit will not be available to First Community.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Given the recent enactment of ARRA, the last minute changes added in the Congressional conference committee, and the lack of significant regulatory guidance to date, management, the Board and the Compensation Committee continue to evaluate the procedures and policies necessary to implement all of ARRA’s requirements.

As a condition to the closing of the CPP transaction, each of Chief Executive Officer Kenneth P. Cherven, Chief Financial Officer Stan B. McClelland, Regional President – Pinellas County Scott C. Boyle, former Regional President – Charlotte County Michael J. Bullerdick and Executive Vice President Clifton E. Tufts: (a) executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury under the CPP and acknowledging that the regulation may require modification of the compensation arrangements and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any securities of the Company acquired through the CPP; and (b) entered into a Capital Purchase Program Compliance Agreement with the Company so amending such compensation arrangements and agreements.

2008 Direct Compensation for First Community’s Chief Executive Officer

Kenneth P. Cherven is the President and Chief Executive Officer of First Community and is also a member of the Board. On November 29, 2004, First Community entered into an employment agreement with Mr. Cherven. Under his employment agreement, Mr. Cherven is entitled to receive an annual base salary (currently $200,916), which is subject to annual review by the Committee and the Board of Directors. The employment agreement also provides that Mr. Cherven is eligible for an annual incentive bonus. No bonuses were awarded in 2008. The employment agreement provides for a three-year term, and is renewed daily. The daily renewals (which automatically terminate on Mr. Cherven’s 65th birthday) can be terminated upon either party’s notice not to continue the renewals. The Committee is also required to semi-annually review Mr. Cherven’s performance to determine if the employment agreement renewals should continue.

In the event of a “change in control” of First Community (as defined in the employment agreement), Mr. Cherven will be entitled to receive a cash payment equal to 2.9 times his latest compensation (defined as his current base salary, plus the average of any cash bonuses for the preceding two years).

The employment agreement provides that Mr. Cherven’s employment may be terminated with or without cause, but that in the latter case, Mr. Cherven would be entitled to receive a severance payment equal to the amount due for the longer of the remainder of the term of his employment agreement or six months, as well as being permitted to participate in any employment benefit plans for one year, or until such time as he is able to participate in a comparable plan provided by another employer. In the event the remaining term of his employment agreement is less than six months, he will be entitled to six months base salary as severance to coincide with his covenant not to compete. If Mr. Cherven is terminated for cause, he will not be entitled to any benefits or compensation, other than what has been accrued. Dismissal for cause can be appealed under certain circumstances, within a defined period. Upon receipt of the notice of the appeal, First Community must submit the matter to arbitration. The decision of the arbitrator is binding on the parties and is non-appealable.

Pursuant to First Community’s supplemental executive retirement plan (“SERP”) with Mr. Cherven, in the event Mr. Cherven should become permanently disabled after his vesting date in July 2010, he will be entitled to receive an amount equal to 60% of his annual compensation per year if disabled prior to reaching 60 years of age or 75% after attaining 65 years of age, until the earlier of his being employed full-time by another employer, or his death.

The employment agreement has a non-compete provision, whereby Mr. Cherven may not, without First Community’s written consent, either directly or indirectly, serve as an employee of any financial institution within Hillsborough, Manatee, Pinellas, Pasco, Sarasota or Charlotte Counties for a period of six months after a termination of his employment.

Retirement Benefits

Retirement benefits are intended both to recognize, over the long term, services rendered to the Company and to keep our overall pay packages for executives comparable to that of our Markets so that we can attract and retain high quality executive officers. As previously discussed in this analysis, the Company maintains a SERP for the Chief Executive Officer. The SERP, which was established in 2005 and is self-funded by First Community, provides

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

for cliff vesting, wherein at age 50 Mr. Cherven would be vested 50% with full vesting at the age of 60. In the event of a change in control of the Company or death, Mr. Cherven’s retirement benefits would consist of his vested benefits as of the date of the change-in-control, unless the change-in-control occurs prior to July 1, 2015, in which case he would be deemed 70% vested. Under the terms of the plan, at retirement Mr. Cherven will be entitled to receive 75% of his base salary at the time of his retirement for life. In the event of his death, his wife will be entitled to receive 60% of his benefit until her death.

In addition, the Company maintains a 401(k) Plan for its employees. The 401(k) Plan permits participants to defer additional portions of their salary for retirement. At its discretion, the Company matches a portion of those contributions for executive officers and other eligible participants. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide an additional incentive for the participants to further provide for their retirement.

Non-Competition and Other Employment-Related Agreements

In addition to the employment agreement with Mr. Cherven, First Community currently has one non-competition agreement with Executive Vice President Clifton Tufts. The agreement with Mr. Tufts is for the term of his employment with First Community and provides that he may not compete with First Community with respect to lockbox activities for a period of one year following his termination. In the event that Mr. Tuft’s is terminated for any reason other than just cause or covered illness or disability he will be entitled to one year’s base salary.

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance based” to $1 million annually per executive officer. The annual and long-term incentive plans are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance-based compensation, and thus, these awards should not be counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. Pursuant to the adoption of the Treasury’s conditions for participation in the CPP, for so long as the Treasury holds an equity or debt position with First Community, the limitation under Section 162(m) is reduced to $500,000 and no exception for performance-based compensation is available. These changes will likely increase the overall cost of our compensation programs in future periods. Since the warrant has a ten year term, we could potentially be subject to the executive compensation and corporate governance restrictions for a ten year time period.

The annual and long-term incentive plans give First Community flexibility to pay qualifying performance-based compensation and it is our intention to structure compensation so that Section 162(m) does not adversely affect the Company’s tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of First Community’s tax deduction for said compensation.

Other provisions of the Code also can affect the decisions which the Committee makes. Under Section 280G of the Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one time annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. The Company’s change-in-control agreements do not provide for “gross ups” so that the executive officer is responsible for any tax consequences.

Accounting for the long-term incentive compensation (e.g., expensing of stock options) is compliant with FASB 123R and First Community’s deferred compensation arrangement with its Chief Executive Officer, and is compliant with new Section 409A of the Code and the proposed Internal Revenue Guidance for this Section.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Compensation Committee Report

The duties and responsibilities of the Compensation Committee of the Board of Directors are set forth in a written charter adopted by the Board, as set forth in Exhibit A of the 2008 Proxy Statement. The Compensation Committee reviews and reassesses this Charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

The foregoing report is submitted by the Compensation Committee: Robert M. Menke (Chairman), Brad Bishop, Kenneth Delarbre, Kenneth Faliero, and James Macaluso. .

The following Summary Compensation Table shows compensation information regarding Kenneth P. Cherven, Scott C. Boyle, Michael J. Bullerdick, Stan B. McClelland, and Clifton E. Tufts. These five officers are referred to as the “named executives” in the following discussion. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kenneth P. Cherven	2008	200,916	0	—	—	—	16,468	(1)	217,384
President & CEO	2007	195,064	65,000	—	—	—	15,358	(1)	275,422

Scott C. Boyle	2008	150,687	0	—	—	—	6,840	(2)	157,527
Regional President	2007	146,298	45,000	—	—	—	6,786	(2)	198,084
Pinellas County

Michael J. Bullerdick(5)	2008	125,603	0	—	—	—	6,000	(3)	131,603
Regional President	2007	125,603	10,000	—	—	—	6,000	(3)	141,603
Charlotte County

Stan B. McClelland	2008	110,240	0	—	—	—	—		110,240
Chief Financial Officer	2007	104,000	25,000	—	—	—	—		129,000

Clifton E. Tufts	2008	143,075	0	—	—	—	5,000	(4)	148,075
Executive Vice President	2007	125,737	45,000	—	—	—	5,000	(4)	175,737

(1)	Includes $7,200 automobile allowance, $1,040 and $1,284 for club membership dues, and $7,118 and $7,984 for hospital benefits and life insurance in 2007 and 2008, respectively.
(2)	Includes $1,786 and $1,840 for club membership dues in 2007 and 2008, respectively, and $5,000 for leased automobile.
(3)	Includes $6,000 for automobile allowance.
(4)	Includes $5,000 for leased automobile.
(5)	As of January 7, 2009, Mr. Bullerdick is no longer with First Community Bank.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

The following table reflects 2008 option grants to named executives under the Long-Term Incentive Plan.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price Of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)
Kenneth P. Cherven	—	—	—	—
President & CEO

Scott C. Boyle	—	—	—	—
Regional President Pinellas County

Michael J. Bullerdick	—	—	—	—
Regional President Charlotte County

Clifton E. Tufts	12/31/08	19,688	$7.85	$4.75
Executive Vice President

Stan B. McClelland	—	—	—	—
Chief Financial Officer

The following table discloses the stock options owned by the named executive at December 31, 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth P. Cherven	24,806	—	$4.84	1/1/2009	—
President & CEO	24,806	—	$4.84	1/1/2010	—
	24,806	—	$4.84	1/1/2011	—
	24,806	—	$4.84	1/1/2012	—
	20,673	—	$4.84	1/1/2013	—
	20,673	—	$4.84	1/1/2014	—

Scott C. Boyle	15,504	—	$4.84	1/1/2009	—
Regional President	15,505	—	$4.84	1/1/2010	—
Pinellas County

Michael J. Bullerdick	1,803	—	$5.80	3/24/2010	—
Regional President	4,135	—	$5.80	3/24/2011	—
Charlotte County	4,134	—	$5.80	3/24/2012	—
	4,135	—	$5.80	3/24/2013	—

Clifton E. Tufts	4,134	—	$5.80	2/28/2009	—
Executive Vice President	4,135	—	$5.80	2/28/2010	—
	4,134	—	$5.80	2/28/2011	—
	4,135	—	$5.80	2/28/2012	—
	4,134	—	$5.80	2/28/2013	—
	19,688	—	$15.36	3/28/2011	—
	19,688	—	$7.85	12/31/2018	—

Stan B. McClelland	10,500	—	$18.71	1/22/2017	—
Chief Financial Officer

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

The following table discloses the stock options exercised by the named executives during the year ended December 31, 2008.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth P. Cherven President & CEO	24,806	$152,805	—	—

Scott C. Boyle Regional President Pinellas County	10,335	$63,664	—	—

Michael J. Bullerdick Regional President	—	—	—	—
Charlotte County			—

Clifton E. Tufts Executive Vice President	—	—	—	—

Stan B. McClelland Chief Financial Officer	—	—	—	—

The following table discloses the non-deferred compensation status of the named executives at December 31, 2008

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kenneth P. Cherven President & CEO	—	$140,853	—	—	$527,770

Finally, the next table discloses potential payments to the named executives in the event their employment is terminated or First Community undergoes a change in control.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit		Before Change in Control Termination w/o Cause or for Good Reason		After Change in Control Termination w/o Cause or for Good Reason		Voluntary Termination	Death	Disability	Change in Control
Kenneth P. Cherven President & CEO	EA	(1)	$585,192	(2)	$2,083,636	(6)	(3)	(4)	(5)	$2,083,636	(6)
Clifton E. Tufts Executive Vice President	NC	(7)	$143,075		$143,075		—	—	—	$143,075

(1)	Employment Agreement executed on November 29, 2004, provides for a three-year term with daily renewals, with annual reviews by Compensation Committee. Renewals end on Mr. Cherven’s 65th birthday.
(2)	If Mr. Cherven is terminated without cause, he will be entitled to receive a severance payment equal to the amount due for the remainder of the term of his Employment Agreement or six months, whichever is longer. Mr. Cherven would also be entitled to receive life, health and disability coverage for one year after his employment is terminated, the value of which has not been included herein. Mr. Cherven is also subject to a six-month non-compete within Charlotte, Hillsborough, Manatee, Pasco, Pinellas and Sarasota Counties.
(3)	Mr. Cherven is entitled to receive any compensation that has been accrued, but not paid.
(4)	Mr. Cherven’s estate would receive any compensation that has been accrued, but not paid, and his spouse would receive 60% of his benefit until her death.
(5)	An amount equal to 60% of his annual compensation if disabled prior to reaching 65 years of age or 75% after attaining 65 years of age, until the earlier of his being employed full-time by another employee, or his death.
(6)	This amount includes severance payments equal to 2.9 times Mr. Cherven’s annual base salary plus average bonus over two years, as well as the retirement benefit under the SERP which will be 70% vested prior to July 1, 2015 upon a change in control and is based upon Mr. Cherven’s current base salary utilizing a 6.5% discount factor assuming a life expectancy of 85 years.
(7)	Non-Competition Agreement executed March 28, 2005, provides for one year’s base salary upon termination without cause.

Board Compensation

During 2008, First Community paid cash fees to its directors, as well as directors of its subsidiaries for their service on any of our Boards or Board Committees, or on any subsidiary Board or subsidiary Board Committees. The following table sets forth the compensation paid to the non-employee directors of First Community during 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)
Brad Bishop	$18,900

Kenneth Delarbre	$23,450

Kenneth F. Faliero	$22,800

Edwin C. Hussemann	$18,600

James Macaluso	$23,700

David K. Meehan	$16,500

Robert G. Menke	$16,500

Robert M. Menke	$16,600

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Stock-Based Compensation

Long-Term Incentive Plan

First Community currently has an equity compensation plan, the Long-Term Incentive Plan (“Long-Term Plan”), which provides for the issuance of stock options to employees of First Community who are contributing significantly to the management or operation of First Community’s or its subsidiaries’ business as determined by the Board of Directors or the Compensation Committee. The Long-Term Plan was approved by the shareholders at the 2001 Annual Meeting and the number of shares reserved under the Long-Term Plan was 250,000, which automatically increased as a result of a number of stock splits and dividends. Currently, the Compensation Committee administers the Long-Term Plan. To date, stock options to acquire 34,973 shares of common stock are available under the Long-Term Plan.

Non-Employee Director Stock Option Plan

First Community currently has an equity compensation plan, the Non-Employee Director Stock Option Plan (the “Directors Plan”), which provided for the issuance of stock options to non-employee directors of First Community who contributed significantly to the management or operation of our or our subsidiaries’ business as determined by the Compensation Committee administering the Directors Plan. The Directors Plan was approved by the shareholders at the 2002 Annual Meeting and the number of shares reserved under the Directors Plan was fixed at 300,000 shares which automatically increased as a result of a number of stock splits and dividends. The Directors Plan provided for the grant of options to directors of First Community and its subsidiaries at the discretion of the Board of Directors or the Compensation Committee. To date, stock options to acquire all of the shares reserved under the Directors Plan have been granted.

2005 Stock Plan

The 2005 Stock Plan was adopted by First Community’s Board of Directors on October 17, 2005 and approved by its shareholders at the 2006 Annual Meeting of Shareholders. As of December 31, 2008, options covering 220,500 shares had been issued under the 2005 Stock Plan. Due to erratic market conditions, the conditions of the national, state and local economies, and out of a desire to evaluate and consider compensation plan options more appropriate to the current economy and regulatory environment as a result of our participation in the CPP, the URAA and forthcoming guidance to be issued by the Treasury, the Board has terminated the 2005 Stock Plan and cancelled all grants made thereunder effective February 17, 2009.

Stock Options Outstanding and Shares Reserved for Issuance

The following table sets forth information about the number of shares reserved for issuance under the Non-Employee Director Stock Option Plan, the Long-Term Plan and the 2005 Stock Plan as of December 31, 2008. All available options under the Non-Employee Director Stock Option Plan have been granted and no additional options will be issued pursuant thereto. All stock options granted under the 2005 Stock Plan were cancelled effective February 17, 2009.

(Table on following page.)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Non-Employee Director Stock Option Plan approved by shareholders	103,358	$5.80	—
Long -Term Incentive Plan approved by shareholders	338,023	$8.70	28,739
2005 Stock Plan approved by shareholders	220,500	$16.31	15,750

Total	661,881	$10.78	44,489

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

No monetary consideration is received by us in return for the grant of options, although consideration is received upon the exercise of stock options. As of March 13, 2009, the market value of First Community’s common stock was $         per share.

PROPOSAL 3. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background of the Proposal

ARRA requires financial institutions, such as First Community, which participated in the U.S. Department of the Treasury’s Capital Purchase Program (“CPP”) to permit a separate and non-binding shareholder vote to approve the compensation of such financial institution’s named executive officers. The Securities and Exchange Commission recently issued guidance that requires participants in the CPP to submit to shareholders annually for their approval the executive compensation arrangements as described in the Executive Compensation and Compensation Discussion and Analysis sections and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements until such time as the Preferred Stock issued pursuant to the CPP is redeemed.

Executive Compensation

First Community believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on First Community’s 2008 results of operations and on the price of our Common Stock. In Florida, this has been primarily driven by the significant deflation in real estate values. Consistent with the objective of aligning the compensation of First Community’s named executive officers with the annual and long-term performance of First Community and the interests of the shareholders, these factors were also reflected in the compensation of First Community’s named executive officers for 2008, and in a number of executive compensation-related actions that have been taken by First Community and the Compensation Committee with respect to 2009.

Because First Community’s performance did not meet management or the Board’s standards, the Compensation Committee used its discretion in determining not to make any annual incentive payments or bonuses with respect to 2008 to the named executive officers.

An expanded discussion regarding the Compensation Committee’s considerations in response to the adverse economic conditions, as is described above under Executive Compensation and Compensation Discussion and Analysis.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on First Community’s executive compensation plans, programs and arrangements as reflected in the Executive Compensation and Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders of First Community Bank Corporation of America approve the overall executive compensation policies and procedures employed by the company, as described in its Proxy Statement for the 2009 Annual Meeting of Shareholders.”

Vote Required and Effect

Approval of First Community’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether First

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Community’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon First Community, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the shareholders

vote “FOR” approval of this proposal on executive compensation.

CERTAIN TRANSACTIONS

Certain of our directors, officers and employees have banking relations with First Community Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of First Community’s common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

•	Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

•	Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all First Community Bank employees and does not give a preference to affiliates. There is also an aggregate limit of $25,000, or 5% of the amount of First Community Bank’s unimpaired capital and unimpaired surplus on all loans to those individuals, unless the Board of Directors has approved the amount and the individual has abstained from participating in the voting.

There is further exception for loans made to executive officers. Executive officers are those people who participate, or who have authority to participate, in major policymaking functions of First Community, regardless of their title. In 2008, the Bank had ten employees who would be considered executive officers. First Community Bank may lend any otherwise permissible sum of money to an executive officer for:

•	Financing the education of the officer’s children;

•	A Board of Director’s approved first mortgage on the officer’s residence; or

•	A loan secured by certain low-risk collateral.

First Community Bank may also lend up to the higher of $25,000, or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

During 2008, First Community’s directors and executive officers (or their related business interests) had loans or lines of credit with First Community Bank that, in the aggregate totaled $1,122,000 of which $508,041 was outstanding on December 31, 2008, representing 0.27% of First Community Bank’s total loan portfolio. These loans and lines of credit were made on the same terms as extensions of credit are made to the Bank’s unaffiliated customers.

RELATIONSHIP WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. as First Community’s and First Community Bank’s independent auditors for the fiscal year ending December 31, 2009. A representative from the firm is expected to be present at the Annual Meeting to respond to questions regarding our financial statements and the notes thereto.

First Community has been advised by Hacker, Johnson & Smith, P.A. that none of its members, or any of its associates, has any direct financial interest or material indirect financial interest in First Community or its subsidiaries.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

Fees paid to Hacker, Johnson & Smith, P.A. for professional services during 2008 and 2007 were as follows:

Audit Fees: The aggregate fees billed and to be billed for professional services by Hacker, Johnson & Smith, P.A. in connection with the audit of the annual financial statements and the review of the financial statements included in First Community’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2008 and 2007, were $67,000 and $62,000, respectively.

Tax Fees: In 2008 and 2007, Hacker, Johnson & Smith, P.A. also billed First Community $7,000 and $7,000, respectively, for tax compliance and advice, including the preparation of First Community’s corporate tax returns.

All Other Fees: There were no other fees during 2008.

Compatibility of Fees: Our Audit Committee has considered the provision of non-audit services by Hacker, Johnson & Smith, P.A. and the fees paid to that firm for such services, and believes that the provision of such services and their fees are compatible with maintaining Hacker, Johnson & Smith, P.A.’s independence (See “Audit Committee Report”).

PROPOSAL 4 - ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals 1, 2 or 3 at the Annual Meeting. In order to permit proxies that have been timely received by the First Community to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For”

the Approval of the Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2008, certain of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2008, all such filings by our officers, directors or 10% shareholders were timely made.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the First Community proxy materials for the 2010 Annual Meeting of Shareholders, a shareholder’s proposal to take action at such meeting must be received at First Community’s main office at 9001 Belcher Road, Pinellas Park, Florida 33782, on or before December 18, 2009. To be included in the proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules, as provided in 17 C.F.R. Section 240.14(a).

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

AND SHAREHOLDER NOMINATIONS

The Bylaws of First Community provide an advance notice procedure for certain business, including nominations for directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 10 days before the time originally fixed for such meeting.

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by First Community. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE

THE ANNUAL MEETING

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

AVAILABILITY OF ADDITIONAL INFORMATION

Accompanying this Proxy Statement is First Community’s 2008 Annual Report on Form 10-K, which includes our audited financial statements. Additional copies of our Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy may contact: Kay M. McAleer, Vice President/Corporate Secretary, First Community Bank Corporation of America, 9001 Belcher Road, Pinellas Park, Florida 33782, telephone number (727) 520-0987.

First Community currently files periodic reports (including Form 10-Ks, Form 10-Qs and Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the Securities and Exchange Commission’s website at www.sec.gov, or can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

April 6, 2009

FIRST COMMUNITY BANK CORPORATION OF AMERICA  •  PROXY STATEMENT

9001 Belcher Road  •  Pinellas Park, Florida 33782

REVOCABLE PROXY

FIRST COMMUNITY BANK CORPORATION OF AMERICA

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Kenneth P. Cherven and Robert M. Menke, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of First Community Bank Corporation of America (“First Community”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at First Community’s main office located at 9001 Belcher Road, Pinellas Park, Florida, 33782 on Monday, May 18, 2009, at 5:00 p.m. local time and at any adjournments thereof.

The undersigned shareholder of First Community may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to First Community, delivering a duly executed Proxy bearing a later date to First Community, or by attending the Annual Meeting and voting in person.

THE FOLLOWING ITEMS ARE BEING ACTED UPON:

1. To fix the number of directors to serve on the Board for the ensuing year at eleven.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

2. The election of eight members of the Board of Directors. Note: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.	Brad Bishop Kenneth P. Cherven James Macaluso Robert G. Menke	Kenneth Delarbre Kenneth Faliero David K. Meehan Robert M. Menke	FOR ☐	AGAINST ☐

3. An advisory vote on the compensation of named executive officers;	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing items.	FOR ☐	AGAINST ☐	ABSTAIN ☐

At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting, or at any adjournment thereof.

NOTE:	When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ITEMS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from First Community, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated April 6, 2009, the Report on Form 10-K for the year ended December 31, 2008.

Signature:

STICKER	Signature if held jointly:

Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.